Exhibit 5.1

British Virgin Islands lawyers

Harney Westwood & Riegels LLP 3rd Floor, 7 Ludgate Broadway London EC4V 6DX Tel: +44 (0) 20 7332 5620 Fax: +44 (0) 20 7332 5621 www.harneys.com

9 January 2008	Your Ref

	Our Ref	010562.0012-SDD

BY EMAIL AND POST	Doc ID	18308 7

ReneSola Ltd

Craigmuir Chambers

P.O. Box 71

Road Town

Tortola

British Virgin Islands

Dear Sirs

ReneSola Ltd – Company Number 1016246 (the “Company”)

1.	We have acted as British Virgin Islands legal counsel to the Company in connection with the public offering and listing on the New York Stock Exchange of American Depositary Shares representing shares issued by the Company (the “Shares”) and the offer and sale of such number of shares of the Company (the “Issued Shares”) by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement”) filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

2.	For the purpose of this opinion, we have examined the following documents and records which represent all of the documents, facts and records that we require in order to provide the opinions set out in paragraph 4 of this opinion:

(a)	the Registration Statement;

(b)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement;

(c)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 13 November 2007;

(d)	a written resolution of the directors of the Company dated 27 November 2007 approving, inter alia, the Company’s listing of the American Depositary Shares on the new York Stock Exchange, and authorising the execution and delivery by the Company of the documents relating thereto (the “Board Resolutions”);

(e)	a director’s certificate signed by Xianshou Li, a director of the Company and dated 7 November 2007 and a director’s certificate signed by Xianshou Li and dated 12 December 2007 (the “Director’s Certificates”); and

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(f)	information revealed by our searches of:

(i)	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 8 November 2007 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 31 December 2007; and

(iii)	the records of proceedings on file with, and available for inspection on 31 December 2007 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined; and

(f)	that the Board Resolutions and Director’s Certificates remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Shares. The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are or will be required to be paid by the holders thereof in connection with the issue or holding of such shares to the Company or any third party).

(c)	Issued Shares. The Issued Shares are validly issued, fully paid and non-assessable.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion. We express no opinion in relation to foreign statutes and the application thereof.

6.	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

7.	This opinion is rendered for the benefit of the Company, their legal counsel (in that capacity only), the Commission and any investors in the Company in connection with the Registration Statement and the Prospectus only. It may be disclosed to, but not relied on by, any other party, save for the Commission, or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS LLP

/s/ HARNEY WESTWOOD & RIEGELS LLP

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